United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                             January 27, 2009
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code(212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01     Other Events.

On January 27, 2009, Overseas Shipholding Group, Inc. (“OSG”) issued a press release announcing recent vessel deliveries, asset sales, sale/leasebacks and redeliveries. OSG seeks to balance its portfolio of vessels that are owned and chartered-in. Vessel sales and sale/leasebacks not only raise cash that can be redeployed or reinvested, sale/leaseback transactions are a mechanism to shift residual risk, providing for greater flexibility in uncertain market conditions.

Vessel sale and sale/leaseback transactions generated total proceeds of approximately $194 million in the fourth quarter of 2008 and are expected to generate approximately $193 million in the first quarter of 2009. These amounts, together with cash from operations and available credit, provide the Company with ample liquidity as it heads into 2009.

A copy of the press release is attached to this Report as Exhibit 99.1 and is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01    Financial Statements and Exhibits.

(d)      Press Release of OSG dated January 27, 2009.

Exhibit No.	Description
99.1	Press Release of OSG dated January 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: January 28, 2009	By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of OSG dated January 27, 2009